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                                                                    EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28594, 33-9549, 2-87202, 2-80712, 33-65244,
33-61063, 333-34525, 333-87071 and 333-87073) of Chemed Corporation of our
report dated February 1, 2000 appearing on page 11 of the 1999 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.


/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers

Cincinnati, Ohio
March 29, 2000